KIT DIGITAL, INC.

2008 INCENTIVE STOCK PLAN

THIS KIT DIGITAL, INC. 2008 INCENTIVE STOCK PLAN (the “Plan”) is designed to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1.           Definitions.

(a)           “Board” - The Board of Directors of the Company.

(b)           “Cause” shall, with respect to any Participant, have the meaning specified in the Grant Agreement.  In the absence of any definition in the Grant Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company.  The good faith determination by the Board or the Committee of whether the Participant’s performance of services was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(c)           “Change in Control” - Means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(i)           The acquisition in one transaction by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 51% or more of outstanding Stock of the Company; provided, however, that a Change in Control as defined in this clause (1) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the effective date of this Plan is a holder of Stock (a “Current Stockholder”) so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Stockholder beneficially owning shares or securities representing 51% or more of the outstanding Stock and provided further that a Change in Control as defined in this clause (1) shall not be deemed to occur upon the consummation of a transaction in which KIT Capital or its affiliates shall acquire securities of the Company; or

(ii)           Any election has occurred of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of this Plan and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the effective date of this Plan; provided, however, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (2) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii); or

(iii)           Consummation of a reorganization, merger, consolidation or similar transaction (a “Reorganization Transaction”), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such Reorganization Transaction; or

(iv)           Consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such sale or disposition in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such sale or disposition.

(d)           “Code” - The Internal Revenue Code of 1986, as amended from time to time.

(e)           “Committee” - The Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board who are (i) disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside director” within the meaning of Section 162(m) of the Code.  The failure of the Committee to be so comprised shall not invalidate any Grant that otherwise satisfies the terms of the Plan.

(f)           “Company” - KIT digital, Inc. and its subsidiaries including subsidiaries of subsidiaries.

(g)           “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(h)           “Exchange Act” - The Securities Exchange Act of 1934, as amended from time to time.

(i)           “Fair Market Value” - The fair market value of the Company’s issued and outstanding Stock as determined in good faith by the Board or the Committee.

(j)           “Grant” - The grant of any form of Option, Stock Award, Performance Grant or Restricted Stock Purchase Offer, whether granted singly, in combination, or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Board or the Committee may establish in order to fulfill the objectives of the Plan.

(k)           “Grant Agreement” - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(l)           “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(m)           “Option” - Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company’s Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an “Optionee.”

(n)           “Participant” - A director, officer, employee or consultant of the Company to whom a Grant has been made under the Plan.

(o)           “Performance Grant” means any grant of Performance Shares or Performance Units granted pursuant to Section 6(a)(iii) hereof.

(p)           “Performance Period” means that period established by the Board or the Committee at the time any Performance Grant is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Grant are to be measured.

(q)           “Performance Share” means any grant pursuant to Section 6(a)(iii) hereof of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Board or the Committee shall determine, including cash, shares of Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Board or the Committee shall establish at the time of such grant or thereafter.

(r)           “Performance Unit” means any grant pursuant to Section 6(a)(iii) hereof of a unit valued by reference to a designated amount of property (including cash) other than shares of Stock, which value may be paid to the Participant by delivery of such property as the Board or the Committee shall determine, including cash, shares of Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Board or the Committee shall establish at the time of such grant or thereafter.

(s)           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(t)           “Restricted Stock Purchase Offer” - A Grant of the right to purchase a specified number of shares of Stock pursuant to a Grant Agreement.

(u)           “Securities Act” - The Securities Act of 1933, as amended from time to time.

(v)           “Stock” - Authorized and issued or unissued shares of common stock of the Company.

(w)           “Stock Award” - A Grant made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

2.           Administration.  The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards, Performance Grants or Restricted Stock Purchase Offers; (b) determine in good faith the Fair Market Value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their performance of services to the Company for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan’s administration. The interpretation and construction by the Board or the Committee of any provisions of the Plan,  selection of Participants, or other determinations made by the Board or the Committee in connection with the administration of the Plan, shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3.           Eligibility.

(a)           General: The persons who shall be eligible to receive Grants shall be directors, officers, employees or consultants to the Company. The term consultant shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such services. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company shall comply with the requirements of Rule 16b-3.

(b)           Incentive Stock Options: Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director’s fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate Fair Market Value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(c)           Nonstatutory Option: The provisions of the foregoing Section 3(b) shall not apply to any Option designated as a “Nonstatutory Option” or which sets forth the intention of the parties that the Option be a Nonstatutory Option.

(d)           Stock Awards and Restricted Stock Purchase Offers: The provisions of this Section 3 shall not apply to any Stock Award, Performance Grant or Restricted Stock Purchase Offer under the Plan.

4.           Stock.

(a)           Authorized Stock: Stock subject to Grants may be either unissued or reacquired Stock.

(b)           Number of Shares: Subject to adjustment as provided in Sections 5(i) and 10 of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards, Performance Grants or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan, shall not exceed nine million five hundred thousand (9,500,000). Notwithstanding anything in this Section 4(b) to the contrary but subject to adjustment as provided in Sections 5(i) and 10 hereof, the maximum aggregate number of shares of Stock that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be nine million five hundred thousand (9,500,000).

(c)           Availability of Shares Not Delivered under Grants and Adjustments to Limits.

(i)           If any Grants are forfeited, expire or otherwise terminate without issuance of such shares of Stock, or any Grant is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such Grant, the shares of Stock to which those Grants were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Grants under the Plan.

(ii)           In the event that any Option or other Grant granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or withholding tax liabilities arising from such Option or other Grant are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be counted for purposes of determining the maximum number of shares of Stock available for grant under the Plan.

(d)           Per-Person Award Limitations.  Subject to adjustment as provided in Sections 5(i) and 10 hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options with respect to more than One Million (1,000,000) shares of Stock or (ii) Stock Awards, Performance Shares and Restricted Stock Purchase Offers with respect to more than Eight Hundred Thousand (800,000) shares of Stock.  In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) Five Million Dollars ($5,000,000) with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, Five Million Dollars ($5,000,000) multiplied by the number of full 12 months periods that are in the Performance Period.

(e)           Reservation of Shares: The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(f)           Application of Funds: The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under Grant Agreements will be used for general corporate purposes.

(g)           No Obligation to Exercise: The issuance of a Grant shall impose no obligation upon the Participant to exercise any rights under such Grant.

5.           Terms and Conditions of Options. Options granted hereunder shall be evidenced by Grant Agreements between the Company and the respective Optionees, in such form and substance as the Board or the Committee shall from time to time approve.  Grant Agreements need not be identical, and in each case may include such provisions as the Board or the Committee may determine, but all such Grant Agreements shall be subject to and limited by the following terms and conditions:

(a)           Number of Shares: Each Option shall state the number of shares to which it pertains.

(b)           Exercise Price: Each Option shall state the exercise price, which shall be determined as follows:

(i)           Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company (“Ten Percent Holder”) shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

(ii)           Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder and all Nonstatutory Options shall have an exercise price per share of Stock purchasable under the Option of no less than 100% of the Fair Market Value of the Stock as of the date of grant of the Option.

For the purposes of this Section 5(b), the Fair Market Value shall be as determined by the Board or the Committee in good faith, which determination shall be conclusive and binding; provided however, that if there is a public market for such Stock, the Fair Market Value per share shall be the average of the bid and asked prices (or the closing price if such Stock is listed on the NASDAQ National Market System or Small Cap Issue Market) on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

(c)           Medium and Time of Payment: The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. Should the Company’s outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:

(i)           in shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or the withholding of shares of Stock otherwise deliverable pursuant to the Grant, and valued at Fair Market Value on the exercise date, or

(ii)           through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus the minimum amount of all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board or the Committee, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid (i) by Optionee’s delivery of a promissory note in form and substance satisfactory to the Company and permissible under applicable securities rules and bearing interest at a rate determined by the Board or the Committee in its sole discretion, but in no event less than the minimum rate of interest required to avoid the imputation of compensation income to the Optionee under the Federal tax laws, or (ii) in such other form of consideration permitted by the Delaware corporations law as may be acceptable to the Board or the Committee.

(d)           Term and Exercise of Options: In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Grant Agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Grant Agreement, whether or not other installments are then exercisable.

(e)           Termination of Status as Employee, Consultant or Director: If Optionee’s status as an employee, consultant or director shall terminate for any reason other than Optionee’s disability or death, then Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee’s personal representative or the person entitled to succeed to the Option) shall have the right to exercise the portions of any Option within such period as shall be specified in the Grant Agreement.

(f)           Disability of Optionee: If an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, then Optionee shall have the right to exercise the portions of any Option within such period as shall be specified in the Grant Agreement.

(g)           Death of Optionee: If an Optionee dies while employed by, engaged as a consultant to, or serving as a Director of the Company, the portion of such Optionee’s Option which was exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option at any time within such period as shall be specified in the Grant Agreement. The Option may be so exercised only with respect to installments exercisable at the time of Optionee’s death and not previously exercised by the Optionee.

(h)           Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(i)           Recapitalization: Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” by the Company.

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), unless otherwise provided by the Board, any and all outstanding Options shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Section 5(d) of the Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to receive substitute options on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Sections 5(i) and in Section 10 hereof, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(j)           Rights as a Shareholder: An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Sections 5(i) and 10 hereof.

(k)           Modification, Acceleration, Extension, and Renewal of Options: Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Code (in the case of Incentive Stock Options) and applicable state securities laws. Notwithstanding the provisions of this Section 5(k), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

Notwithstanding anything to the contrary contained herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities, or similar transaction(s)), the Board or the Committee may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options to reduce the exercise price of any such outstanding Options; (ii) cancel outstanding Options in exchange for Options with an exercise price that is less than the exercise price of the original Options; or (iii) cancel outstanding Options with an exercise price above the Fair Market Value per share in exchange for cash or other securities.

(l)           Exercise Before Exercise Date: At the discretion of the Board or the Committee, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Company upon termination of Optionee’s employment as contemplated by Section 5(n) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or the Committee may deem advisable.

(m)           Other Provisions: The Grant Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities laws, Delaware corporation law, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

(n)           Repurchase Agreement: The Board or the Committee may, in its discretion, require as a condition to the Grant of an Option hereunder, that an Optionee execute an agreement with the Company, in form and substance satisfactory to the Board or the Committee in its discretion (“Repurchase Agreement”), restricting the Optionee’s right to transfer shares purchased under such Option without first offering such shares to the Company or another shareholder of the Company upon the same terms and conditions as provided therein; and (ii) providing that upon termination of Optionee’s employment with the Company, for any reason, the Company (or another shareholder of the Company, as provided in the Repurchase Agreement) shall have the right at its discretion (or the discretion of such other shareholders) to purchase and/or redeem all such shares owned by the Optionee on the date of termination of his or her employment at a price equal to: (A) the fair value of such shares as of such date of termination; or (B) if such repurchase right lapses at a specified percentage of the number of shares per year, the original purchase price of such shares, and upon terms of payment permissible under the applicable state securities laws; provided that in the case of Options or Stock Awards granted to officers, directors, consultants or affiliates of the Company, such repurchase provisions may be subject to additional or greater restrictions as determined by the Board or the Committee.

6.           Stock Awards, Restricted Stock Purchase Offers and Performance Grants.

(a)           Types of Grants.

(i)           Stock Award. All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Grant Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Grants may be based on Fair Market Value or other specified valuation.

(ii)           Restricted Stock Purchase Offer. A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant’s continued association with the Company for a specified time and (ii) other specified conditions as the Board or the Committee shall determine, in their sole discretion, consistent with the provisions of the Plan.

(iii)           Performance Grants.  The Board or the Committee is authorized to grant Performance Grants to any Participant payable in cash, shares of Stock, or other Grants, on terms and conditions established by the Board or the Committee, subject to the provisions of Section 9 if and to the extent that the Board or the Committee shall, in its sole discretion, determine that a Grant shall be subject to those provisions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Board or the Committee upon the grant of each Performance Grant.  Except as provided in Section 9 or as may be provided in a Grant Agreement, Performance Grants will be distributed only after the end of the relevant Performance Period.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Board or the Committee and may be based upon the criteria set forth in Section 9(b), or in the case of a Grant that the Board or the Committee determines shall not be subject to Section 9 hereof, any other criteria that the Board or the Committee, in its sole discretion, shall determine should be used for that purpose.  The amount of the Grant to be distributed shall be conclusively determined by the Board or the Committee.  Performance Grants may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Board or the Committee, on a deferred basis.

(b)           Conditions and Restrictions. Shares of Stock which Participants may receive as a Stock Award or Performance Grant under a Grant Agreement may include such restrictions as the Board or the Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When the transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock”. Further, with Board or Committee approval, Stock Awards, Performance Grants or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or the Committee may permit selected Participants to elect to defer distributions of Stock Awards, Performance Grants or Restricted Stock Purchase Offers in accordance with procedures established by the Board or the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Grant Agreement or by the Board or the Committee, may require the payment be forfeited in accordance with the provisions of Section 6(c) hereof. Dividends or dividend equivalent rights may be extended to and made part of any Stock Award, Performance Grants or Restricted Stock Purchase Offers denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or the Committee may establish.

(c)           Cancellation and Rescission of Grants. Unless the Grant Agreement specifies otherwise, the Board or the Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Grant Agreement, the Plan and with the following conditions:

(i)           A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

(ii)           A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in the Company’s Proprietary Information and Invention Agreement or similar agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(iii)           A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(iv)           Upon exercise, payment or delivery pursuant to a Grant, the Participant shall certify on a form acceptable to the Board or the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(c) prior to, or during the six months after, any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Grant. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)           Nonassignability.

(i)           Except pursuant to Section 6(e)(iii) and except as set forth in Section 6(d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(ii)           Where a Participant terminates employment and retains a Grant pursuant to Section 6(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board or the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a “blind” trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or the Committee, to act on behalf of the Participant with regard to such Grants.

(e)           Termination of Employment. If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 6(e), all unexercised, deferred and unpaid Stock Awards, Performance Grants or Restricted Stock Purchase Offers shall be cancelled immediately, unless the Grant Agreement provides otherwise:

(i)           Retirement Under a Company Retirement Plan. When a Participant’s employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or the Committee may permit Stock Awards, Performance Grants or Restricted Stock Purchase Offers to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)           Rights in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Board or the Committee, the acceleration and/or continuation of outstanding Stock Awards, Performance Grants or Restricted Stock Purchase Offers would be in the best interests of the Company, the Board or the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 10 or at such time as the Board or the Committee shall deem the continuation of all or any part of the Participant’s Grants are not in the Company’s best interest.

(iii)           Death or Disability of a Participant.

(1)           In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2)           In the event a Participant is deemed by the Board or the Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3)           Except as otherwise provided in Section 8(b)(ii) hereof, after the death or disability of a Participant, the Board or the Committee may in its sole discretion at any time (1) terminate restrictions in Grant Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)           In the event of uncertainty as to interpretation of or controversies concerning this Section 6, the determinations of the Board or the Committee, as applicable, shall be binding and conclusive.

7.           Change in Control. Unless otherwise provided in the applicable Grant Agreement, in the event of a Change in Control, 50% of the vesting restrictions applicable to each Participant’s Grant(s) shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates or exercise of Options, i.e. to the extent that a Participant’s Option(s) are unvested, 50% of such unvested portion shall vest.  Unless otherwise provided in the applicable Grant Agreements, this Section 7 shall not apply with respect to Grants made on or after August 18, 2011.

8.           Code Section 409A.

(a)           The Grant Agreement for any Grant that the Board or the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Grant, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Board or the Committee, in its sole discretion and without the consent of any Participant, may amend any Grant Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Board or the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(b)           If any Grant constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Grant shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(i)           Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Grant Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(ii)           The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii)           Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(iv)           In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Grant.

(c)           Notwithstanding the foregoing, the Company does not make any representation to any Participant or any beneficiary of a Participant that any Grants made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of a Participant may incur in the event that any provision of this Plan, or any Grant Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

9.           Code Section 162(m) Provisions.

(a)           Covered Employees.  Unless otherwise specified by the Committee, the provisions of this Section 9 shall be applicable to any Performance Grant granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Grant, a Covered Employee.

(b)           Performance Criteria.  If a Performance Grant is subject to this Section 9, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, shares of Stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following business criteria for the Company, on a consolidated basis, or for business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Grants: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a share of Stock.  Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.  In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Grant is granted.

(c)           Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of Performance Grants shall be measured over a Performance Period, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Grants, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)           Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Grants subject to this Section 9, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Grant subject to this Section 9.  The Committee shall determine the circumstances in which such Grants shall be paid or forfeited in the event of termination of service by the Participant prior to the end of a Performance Period or settlement of Grants.

(e)           Committee Certification.  No Participant shall receive any payment under the Plan that is subject to this Section 9 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

10.           Amendment, Modification, Suspension or Discontinuance of the Plan. The Board or the Committee may, insofar as permitted by law, from time to time, with respect to any shares of Stock at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (u) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall materially and adversely affect the rights and obligations under any Option, Stock Award, Performance Grant or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee shall adjust in such manner as the Board or the Committee deems equitable (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards, Performance Grants or Restricted Stock Purchase Offers; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

11.           Tax Withholding. The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards, Performance Grants or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12.           Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

13.           Indemnification of Board. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board or Committee proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

14.           Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware and construed accordingly.

15.           Non-U.S. Laws. The Board or the Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Grants granted to Participants performing services in such countries and to meet the objectives of the Plan.

16.           Effective and Termination Dates. The Plan was originally effective on March 17, 2008, which was the date on which it was approved by the holders of a majority of the shares of Stock then outstanding.  This amendment and restatement of the Plan shall be effective on August 5, 2011 (the “Restatement Effective Date”), subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable  requirements under the rules of any stock exchange or automated quotation system on which the shares of Stock may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan.  Grants may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained.  The Plan shall terminate at the earliest of (a) such time as no shares of Stock remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Restatement Effective Date.  Grants outstanding upon termination of the Plan shall remain in effect until they have been exercised or terminated, or have expired.